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                                                                     Exhibit 3.2


                            INTRANET SOLUTIONS, INC.

                               ARTICLES OF MERGER


         Pursuant to Section 302A.621 of the Minnesota Business Corporation Act, the undersigned officer of IntraNet Solutions, Inc., a Minnesota corporation (the "Surviving Corporation"), which is the owner of all of the issued and outstanding shares of common stock, $.01 par value per share, of Stellent, Inc., a Minnesota corporation (the "Subsidiary Corporation"), which is the only outstanding class of capital stock of the Subsidiary Corporation, hereby executes and files these Articles of Merger:

         FIRST: The Plan of Merger providing for the merger of the Subsidiary Corporation into the Surviving Corporation, in the form of resolutions duly adopted by the Board of Directors of the Surviving Corporation on July 19, 2001, is attached hereto as Exhibit A.

         SECOND: The number of outstanding shares of each class and series of the Subsidiary Corporation and the number of shares of each class and series of the Subsidiary Corporation owned by the Surviving Corporation are as follows:

                                                                              Number of Shares Owned by
           Designation of Class & Series    Number of Outstanding Shares        Surviving Corporation
           -----------------------------    ----------------------------      -----------------------
                   Common Stock,                        1,000                            1,000
                  $.01 par value


         THIRD: The Plan of Merger has been duly approved by the Surviving Corporation under Minnesota Statutes Section 302A.621.

         FOURTH: There are no shareholders of the Subsidiary Corporation other than the Surviving Corporation, and accordingly, there is no notice required to any other shareholder pursuant to Minnesota Statutes Section 302A.621, Subd. 2.

         FIFTH: Upon the effective time of the merger, pursuant to Minnesota Statutes Section 302A.621, Subd. 1, Article I of the Surviving Corporation's Restated Articles of Incorporation shall be amended in its entirety to read as follows:

         "The name of the corporation is Stellent, Inc."


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         SIXTH: The merger shall be effective at 12:01 a.m., Minneapolis,
Minnesota time, on August 29, 2001.


Dated:  August 24, 2001.


                                       INTRANET SOLUTIONS, INC.


                                       By /s/ Gregg A. Waldon
                                         ---------------------------------------
                                          Gregg A. Waldon
                                          Chief Financial Officer, Secretary
                                          and Treasurer



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                                                                       EXHIBIT A


                            INTRANET SOLUTIONS, INC.

                               RESOLUTIONS OF THE
                               BOARD OF DIRECTORS

         WHEREAS, it is the judgment of the Board of Directors of IntraNet Solutions, Inc. (the "Company") that it is in the best interests of the Company and its shareholders to effect the change of the name of the Company to "Stellent, Inc." by way of the merger of Stellent, Inc., a Minnesota corporation and a newly-formed and wholly-owned subsidiary of the Company (the "Subsidiary") with and into the Company pursuant to Section 302A.621 of the Minnesota Business Corporation Act;

         RESOLVED, that the actions of the officers of the Company in incorporating the Subsidiary, in appointing Robert F. Olson and Gregg A. Waldon as the first directors of the Subsidiary, and in subscribing for 1,000 shares of Common Stock of the Subsidiary, at a price of $.10 per share, for an aggregate purchase price of $100.00 are hereby approved and ratified.

         RESOLVED FURTHER, that the Subsidiary be merged with and into the Company pursuant to Section 302A.621 of the Minnesota Business Corporation Act in accordance with the further resolutions set forth below (which resolutions shall constitute the Plan of Merger).

         RESOLVED FURTHER, that at the effective time of the merger, all of the outstanding shares of common stock of the Subsidiary, $.01 par value per share, shall be canceled, and no securities of the Company or any other corporation, or any money or other property, shall be issued to the Company in exchange therefor.

         RESOLVED FURTHER, that the merger shall be effective at 12:01 a.m., Minneapolis, Minnesota time, on August 29, 2001.

         RESOLVED FURTHER, that Gregg A. Waldon, Secretary of the Company, or any other officer of the Company, is hereby authorized and directed to execute, for and on behalf of the Company, Articles of Merger setting forth the Plan of Merger and such other information as required by law, and to cause those articles to be filed for record with the Secretary of State of the State of Minnesota in the manner required by law.




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         RESOLVED FURTHER, that upon the effective time of the merger, pursuant to Section 302A.621, Subd. 1, of the Minnesota Business Corporation Act, by virtue of the filing of the Articles of Merger and without any further action by the Company, its Board of Directors, or its shareholders, Article I of the Company's Restated Articles of Incorporation shall be amended in its entirety to read as follows:

         "The name of the corporation is Stellent, Inc."

         RESOLVED FURTHER, that the officers of the Company, and each of them, are hereby authorized, for and on behalf of the Company, to take such other action as those officers, or any of them, deem necessary or appropriate to carry out the purpose of the foregoing resolutions.



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